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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
July 16, 2003

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	0-14680 (Commission file number)	06-1047163 (IRS employer identification number)

One Kendall Square, Cambridge, Massachusetts 02139
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
 (617) 252-7500

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)
  Exhibits.

99.1	Press Release of Genzyme Corporation dated July 16, 2003.

Item 9. REGULATION FD DISCLOSURE

        The following information is furnished pursuant to Item 9 (Regulation FD Disclosure) and Item 12 (Results of Operations and Financial Condition).

        On July 16, 2003, Genzyme Corporation issued a press release relating to the anticipated results of operations for each of its Genzyme General, Genzyme Biosurgery and Genzyme Molecular Oncology Divisions for the three month period ended June 30, 2003.

        A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

        To supplement our consolidated financial statements presented on a GAAP basis, we use non-GAAP additional measures of net income/loss and earnings per share for each of our divisions adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core business segment operational results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
Dated: July 16, 2003	By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Senior Vice President, Finance; Chief Financial Officer; and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Genzyme Corporation dated July 16, 2003.

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  Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
  Item 9. REGULATION FD DISCLOSURE
SIGNATURE
INDEX TO EXHIBITS